The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to completion dated September 2, 2025
September , 2025 Registration Statement Nos. 333-270004 and 333-270004-01; Rule 424(b)(2)
Pricing supplement to product supplement no. 4-I dated April 13, 2023, the prospectus and prospectus supplement, each dated April 13, 2023, and the prospectus addendum dated June 3, 2024
JPMorgan Chase Financial Company LLC
Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing
of the Class A Common Stock of AppLovin Corporation, the Common
Stock of Advanced Micro Devices, Inc. and the Common Stock of
Schlumberger N.V. (Schlumberger Limited) due March 19, 2026
Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.
• The notes are designed for investors who seek a Contingent Interest Payment with respect to each monthly Interest
Review Date for which the closing price of one share of each of the Reference Stocks is greater than or equal to 60.00%
of its Initial Value, which we refer to as an Interest Barrier.
• The notes will be automatically called if the closing price of one share of each Reference Stock on the Autocall Review
Date is greater than or equal to its Initial Value.
• The date on which an automatic call may be initiated is December 16, 2025.
• Investors should be willing to accept the risk of losing a significant portion or all of their principal and the risk that no
Contingent Interest Payment may be made with respect to some or all Interest Review Dates.
• Investors should also be willing to forgo fixed interest and dividend payments, in exchange for the opportunity to receive
Contingent Interest Payments.
• The notes are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co. Any payment on the notes is subject to the credit risk of JPMorgan Financial, as issuer of the notes, and the credit risk of JPMorgan Chase & Co., as guarantor of the notes.
• Payments on the notes are not linked to a basket composed of the Reference Stocks. Payments on the notes are linked to the performance of each of the Reference Stocks individually, as described below.
• Minimum denominations of $1,000 and integral multiples thereof
• The notes are expected to price on or about September 16, 2025 and are expected to settle on or about September 19,
2025.
• CUSIP: 48136GV64
Investing in the notes involves a number of risks. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, Annex A to the accompanying prospectus addendum, “Risk Factors” beginning on page PS-11 of the accompanying product supplement and “Selected Risk Considerations” beginning on page PS-6 of this pricing supplement.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying product supplement, prospectus supplement, prospectus and prospectus addendum. Any representation to the contrary is a criminal offense.
Price to Public (1)(2)
Fees and Commissions (2)(3)
Proceeds to Issuer
Per note
$1,000
$
$
Total
$
$
$
(1) See “Supplemental Use of Proceeds” in this pricing supplement for information about the components of the price to public of the notes.
(2) With respect to notes sold to certain fee-based advisory accounts for which an affiliated or unaffiliated broker-dealer is an investment adviser, the price to the public will not be lower than $990.00 per $1,000 principal amount note. J.P. Morgan Securities
LLC, which we refer to as JPMS, and these broker-dealers will forgo any selling commissions related to these sales. See “Plan of
Distribution (Conflicts of Interest)” in the accompanying product supplement.
(3) With respect to notes sold to brokerage accounts, JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to other affiliated or unaffiliated dealers. In no event will these selling commissions exceed $10.00 per
$1,000 principal amount note. See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.
If the notes priced today, the estimated value of the notes would be approximately $977.60 per $1,000 principal amount note. The estimated value of the notes, when the terms of the notes are set, will be provided in the pricing supplement and will not be less than $950.00 per $1,000 principal amount note. See “The Estimated Value of the Notes” in this pricing supplement for additional information.
The notes are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

PS-1 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the Class A Common Stock of AppLovin Corporation, the Common Stock of
Advanced Micro Devices, Inc. and the Common Stock of Schlumberger
N.V. (Schlumberger Limited)
Key Terms
Issuer: JPMorgan Chase Financial Company LLC, a direct,
wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor: JPMorgan Chase & Co.
Reference Stocks: As specified under “Key Terms Relating to
the Reference Stocks” in this pricing supplement
Contingent Interest Payments: If the notes have not been
automatically called and the closing price of one share of each
Reference Stock on any Interest Review Date is greater than or equal to its Interest Barrier, you will receive on the applicable
Interest Payment Date for each $1,000 principal amount note a
Contingent Interest Payment equal to at least $14.0417
(equivalent to a Contingent Interest Rate of at least 8.425%
over the term of the notes, payable at a rate of at least
1.40417% per month) (to be provided in the pricing
supplement).
If the closing price of one share of any Reference Stock on any
Interest Review Date is less than its Interest Barrier, no
Contingent Interest Payment will be made with respect to that
Interest Review Date.
Contingent Interest Rate: At least 8.425% over the term of the notes, payable at a rate of at least 1.40417% per month (to be provided in the pricing supplement)
Interest Barrier: With respect to each Reference Stock,
60.00% of its Initial Value, as specified under “Key Terms
Relating to the Reference Stocks” in this pricing supplement
Trigger Value: With respect to each Reference Stock, 50.00%
of its Initial Value, as specified under “Key Terms Relating to the Reference Stocks” in this pricing supplement
Pricing Date: On or about September 16, 2025
Original Issue Date (Settlement Date): On or about
September 19, 2025
Interest Review Dates*: October 16, 2025, November 17,
2025, December 16, 2025, January 16, 2026, February 17,
2026 and March 16, 2026 (the “final Review Date”)
Autocall Review Date*: December 16, 2025
Interest Payment Dates*: October 21, 2025, November 20,
2025, December 19, 2025, January 22, 2026, February 20,
2026 and the Maturity Date
Maturity Date*: March 19, 2026
Call Settlement Date*: December 19, 2025
* Subject to postponement in the event of a market disruption event and as described under “General Terms of Notes — Postponement of a Determination Date — Notes Linked to Multiple Underlyings”
and “General Terms of Notes — Postponement of a Payment Date”
in the accompanying product supplement
Automatic Call:
If the closing price of one share of each Reference Stock on the
Autocall Review Date is greater than or equal to its Initial Value, the notes will be automatically called for a cash payment, for each $1,000 principal amount note, equal to (a) $1,000 plus (b)
the Contingent Interest Payment applicable to the Interest
Review Date corresponding to the Autocall Review Date,
payable on the Call Settlement Date. No further payments will be made on the notes.
Payment at Maturity:
If the notes have not been automatically called and the Final
Value of each Reference Stock is greater than or equal to its
Trigger Value, you will receive a cash payment at maturity, for each $1,000 principal amount note, equal to (a) $1,000 plus (b)
the Contingent Interest Payment, if any, applicable to the final
Review Date.
If the notes have not been automatically called and the Final
Value of any Reference Stock is less than its Trigger Value, your payment at maturity per $1,000 principal amount note will be calculated as follows:
$1,000 + ($1,000 × Least Performing Stock Return)
If the notes have not been automatically called and the Final
Value of any Reference Stock is less than its Trigger Value, you will lose more than 50.00% of your principal amount at maturity and could lose all of your principal amount at maturity.
Least Performing Reference Stock: The Reference Stock
with the Least Performing Stock Return
Least Performing Stock Return: The lowest of the Stock
Returns of the Reference Stocks
Stock Return:
With respect to each Reference Stock,
(Final Value – Initial Value)
Initial Value
Initial Value: With respect to each Reference Stock, the closing price of one share of that Reference Stock on the Pricing Date, as specified under “Key Terms Relating to the Reference
Stocks” in this pricing supplement
Final Value: With respect to each Reference Stock, the closing price of one share of that Reference Stock on the final Review
Date
Stock Adjustment Factor: With respect to each Reference
Stock, the Stock Adjustment Factor is referenced in determining the closing price of one share of that Reference Stock and is set equal to 1.0 on the Pricing Date. The Stock Adjustment Factor
of each Reference Stock is subject to adjustment upon the
occurrence of certain corporate events affecting that Reference
Stock. See “The Underlyings — Reference Stocks — Anti-
Dilution Adjustments” and “The Underlyings — Reference
Stocks — Reorganization Events” in the accompanying product
supplement for further information.

PS-2 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the Class A Common Stock of AppLovin Corporation, the Common Stock of
Advanced Micro Devices, Inc. and the Common Stock of Schlumberger
N.V. (Schlumberger Limited)
Key Terms Relating to the Reference Stocks
Reference Stock
Bloomberg
Ticker
Symbol
Initial
Value
Interest Barrier
Trigger Value
Class A common stock of AppLovin Corporation, par value $0.00003 per share
APP
$
$
$
Common stock of Advanced Micro Devices, Inc., par value $0.01 per share
AMD
$
$
$
Common stock of Schlumberger N.V. (Schlumberger Limited), par value $0.01 per share
SLB
$
$
$
Supplemental Terms of the Notes
Any values of the Reference Stocks, and any values derived therefrom, included in this pricing supplement may be corrected, in the event of manifest error or inconsistency, by amendment of this pricing supplement and the corresponding terms of the notes.
Notwithstanding anything to the contrary in the indenture governing the notes, that amendment will become effective without consent of the holders of the notes or any other party.

PS-3 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the Class A Common Stock of AppLovin Corporation, the Common Stock of
Advanced Micro Devices, Inc. and the Common Stock of Schlumberger
N.V. (Schlumberger Limited)
How the Notes Work
Payments in Connection with Interest Review Dates Preceding the Final Review Date
The closing price of one share of each Reference
Stock is greater than or equal to its Interest Barrier.
The closing price of one share of any Reference Stock
is less than its Interest Barrier.
Interest Review Dates Preceding the Final Review Date That Are Not the Autocall Review Date
Compare the closing price of one share of each Reference Stock to its Interest Barrier on each Interest Review Date that is not the Autocall
Review Date until the final Review Date or any earlier automatic call. Refer to the second diagram if an Interest Review Date is also the Autocall
Review Date.
You will receive a Contingent Interest Payment on the
applicable Interest Payment Date.
Proceed to the next Interest Review Date.
No Contingent Interest Payment will be made with respect to
the applicable Interest Review Date.
Proceed to the next Interest Review Date.
The notes will be automatically called on the Call Settlement Date and you will receive (a)
$1,000 plus (b) the Contingent Interest Payment applicable to that Interest Review Date.
No further payments will be made on the notes.
Interest Review Date that Is Also the Autocall Review Date
Automatic Call
The closing price of one
share of each Reference
Stock is greater than or
equal to its Initial Value.
The closing price of one
share of any Reference
Stock is less than its
Initial Value.
Initial
Value You will receive a Contingent Interest
Payment on the applicable Interest
Payment Date.
Proceed to the next Interest Review
Date.
The closing price of one
share of each Reference
Stock is greater than or
equal to its Interest
Barrier.
No
Automatic
Call No Contingent Interest Payment will
be made with respect to the
applicable Interest Review Date.
Proceed to the next Interest Review
Date.
The closing price of one
share of any Reference
Stock is less than its Interest
Barrier.
Compare the closing price of one share of each Reference Stock to its Initial Value and its Interest Barrier on the Interest
Review Date that is also the Autocall Review Date.

PS-4 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the Class A Common Stock of AppLovin Corporation, the Common Stock of
Advanced Micro Devices, Inc. and the Common Stock of Schlumberger
N.V. (Schlumberger Limited)
Payment at Maturity If the Notes Have Not Been Automatically Called
Total Contingent Interest Payments
The table below illustrates the hypothetical total Contingent Interest Payments per $1,000 principal amount note over the term of the notes based on a hypothetical Contingent Interest Rate of 8.425% over the term of the notes, depending on how many Contingent
Interest Payments are made prior to automatic call or maturity. The actual Contingent Interest Rate will be provided in the pricing supplement and will be at least 8.425% over the term of the notes (payable at a rate of at least 1.40417% per month).
Number of Contingent
Interest Payments
Total Contingent Interest
Payments
6
$84.2500
5
$70.2083
4
$56.1667
3
$42.1250
2
$28.0833
1
$14.0417
0
$0.0000
Autocall Review Date
You will receive (a) $1,000 plus (b) the
Contingent Interest Payment, if any,
applicable to the final Review Date.
The notes are not
automatically called.
Proceed to maturity
Final Review Date Payment at Maturity
The Final Value of each Reference Stock is
greater than or equal to its Trigger Value.
You will receive:
$1,000 + ($1,000 ×Least Performing
Stock Return)
Under these circumstances, you will
lose a significant portion or all of your
principal amount at maturity.
The Final Value of any Reference Stock is less
than its Trigger Value.

PS-5 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the Class A Common Stock of AppLovin Corporation, the Common Stock of
Advanced Micro Devices, Inc. and the Common Stock of Schlumberger
N.V. (Schlumberger Limited)
Hypothetical Payout Examples
The following examples illustrate payments on the notes linked to three hypothetical Reference Stocks, assuming a range of performances for the hypothetical Least Performing Reference Stock on the Interest Review Dates and the Autocall Review Date.
Solely for purposes of this section, the Least Performing Reference Stock with respect to the Autocall Review Date or each
Interest Review Date is the least performing of the Reference Stocks determined based on the closing price of one share of each Reference Stock on the Autocall Review Date or that Interest Review Date, as applicable, compared with its Initial Value.
The hypothetical payments set forth below assume the following:
• the notes were sold only to brokerage accounts;
• an Initial Value for each Reference Stock of $100.00;
• an Interest Barrier for each Reference Stock of $60.00 (equal to 60.00% of its hypothetical Initial Value);
• a Trigger Value for each Reference Stock of $50.00 (equal to 50.00% of its hypothetical Initial Value); and
• a Contingent Interest Rate of 8.425% over the term of the notes.
The hypothetical Initial Value of each Reference Stock of $100.00 has been chosen for illustrative purposes only and may not represent a likely actual Initial Value of any Reference Stock. The actual Initial Value of each Reference Stock will be the closing price of one share of that Reference Stock on the Pricing Date and will be provided in the pricing supplement. For historical data regarding the actual closing prices of one share of each Reference Stock, please see the historical information set forth under “The Reference
Stocks” in this pricing supplement.
Each hypothetical payment set forth below is for illustrative purposes only and may not be the actual payment applicable to a purchaser of the notes. The numbers appearing in the following examples have been rounded for ease of analysis.
Example 1 — Notes are automatically called on the Autocall Review Date.
Date
Closing Price of One Share
of Least Performing
Reference Stock
Payment (per $1,000 principal amount note)
First Interest Review Date
$105.00
$14.0417
Second Interest Review Date
$50.00
$0
Third Interest Review Date
(Autocall Review Date)
$110.00
$1,014.0417
Total Payment
$1,028.0833 (2.80833% return)
Because the closing price of one share of each Reference Stock on the Autocall Review Date, which is also the third Interest Review
Date, is greater than or equal to its Initial Value, the notes will be automatically called for a cash payment, for each $1,000 principal amount note, of $1,014.0417 (or $1,000 plus the Contingent Interest Payment applicable to the third Interest Review Date), payable on the Call Settlement Date. When added to the Contingent Interest Payment received with respect to the prior Interest Review Dates, the total amount paid, for each $1,000 principal amount note, is $1,028.0833. No further payments will be made on the notes.
Example 2 — Notes have NOT been automatically called and the Final Value of the Least Performing Reference Stock is
greater than or equal to its Trigger Value and its Interest Barrier.
Date
Closing Price of One Share of
Least Performing Reference
Stock
Payment (per $1,000 principal amount note)
First Interest Review Date
$95.00
$14.0417
Second Interest Review Date
$85.00
$14.0417
Third through Fifth Interest
Review Dates
Less than Interest Barrier
$0
Final Review Date
$90.00
$1,014.0417
Total Payment
$1,042.125 (4.2125% return)
Because the notes have not been automatically called and the Final Value of the Least Performing Reference Stock is greater than or equal to its Trigger Value and its Interest Barrier, the payment at maturity, for each $1,000 principal amount note, will be $1,014.0417

PS-6 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the Class A Common Stock of AppLovin Corporation, the Common Stock of
Advanced Micro Devices, Inc. and the Common Stock of Schlumberger
N.V. (Schlumberger Limited)
(or $1,000 plus the Contingent Interest Payment applicable to the final Review Date). When added to the Contingent Interest Payments received with respect to the prior Interest Review Dates, the total amount paid, for each $1,000 principal amount note, is $1,042.125.
Example 3 — Notes have NOT been automatically called and the Final Value of the Least Performing Reference Stock is less than its Interest Barrier but is greater than or equal to its Trigger Value.
Date
Closing Price of One Share
of Least Performing
Reference Stock
Payment (per $1,000 principal amount note)
First Interest Review Date
$95.00
$14.0417
Second Interest Review Date
$80.00
$14.0417
Third through Fifth Interest
Review Dates
Less than Interest Barrier
$0
Final Review Date
$55.00
$1,000.00
Total Payment
$1,028.0833 (2.80833% return)
Because the notes have not been automatically called and the Final Value of the Least Performing Reference Stock is less than its
Interest Barrier but is greater than or equal to its Trigger Value, the payment at maturity, for each $1,000 principal amount note, will be
$1,000.00. When added to the Contingent Interest Payments received with respect to the prior Interest Review Dates, the total amount paid, for each $1,000 principal amount note, is $1,028.0833.
Example 4 — Notes have NOT been automatically called and the Final Value of the Least Performing Reference Stock is less than its Trigger Value.
Date
Closing Price of One Share of
Least Performing Reference Stock
Payment (per $1,000 principal amount note)
First Interest Review Date
$40.00
$0
Second Interest Review Date
$45.00
$0
Third through Fifth Interest
Review Dates
Less than Interest Barrier
$0
Final Review Date
$40.00
$400.00
Total Payment
$400.00 (-60.00% return)
Because the notes have not been automatically called, the Final Value of the Least Performing Reference Stock is less than its Trigger
Value and the Least Performing Stock Return is -60.00%, the payment at maturity will be $400.00 per $1,000 principal amount note, calculated as follows:
$1,000 + [$1,000 × (-60.00%)] = $400.00
The hypothetical returns and hypothetical payments on the notes shown above apply only if you hold the notes for their entire term or until automatically called. These hypotheticals do not reflect the fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.
Selected Risk Considerations
An investment in the notes involves significant risks. These risks are explained in more detail in the “Risk Factors” sections of the accompanying prospectus supplement and product supplement and in Annex A to the accompanying prospectus addendum.
Risks Relating to the Notes Generally
• YOUR INVESTMENT IN THE NOTES MAY RESULT IN A LOSS —
The notes do not guarantee any return of principal. If the notes have not been automatically called and the Final Value of any
Reference Stock is less than its Trigger Value, you will lose 1% of the principal amount of your notes for every 1% that the Final
Value of the Least Performing Reference Stock is less than its Initial Value. Accordingly, under these circumstances, you will lose more than 50.00% of your principal amount at maturity and could lose all of your principal amount at maturity.
• THE NOTES DO NOT GUARANTEE THE PAYMENT OF INTEREST AND MAY NOT PAY ANY INTEREST AT ALL —

PS-7 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the Class A Common Stock of AppLovin Corporation, the Common Stock of
Advanced Micro Devices, Inc. and the Common Stock of Schlumberger
N.V. (Schlumberger Limited)
If the notes have not been automatically called, we will make a Contingent Interest Payment with respect to an Interest Review
Date only if the closing price of one share of each Reference Stock on that Interest Review Date is greater than or equal to its
Interest Barrier. If the closing price of one share of any Reference Stock on that Interest Review Date is less than its Interest
Barrier, no Contingent Interest Payment will be made with respect to that Interest Review Date. Accordingly, if the closing price of one share of any Reference Stock on each Interest Review Date is less than its Interest Barrier, you will not receive any interest payments over the term of the notes.
• CREDIT RISKS OF JPMORGAN FINANCIAL AND JPMORGAN CHASE & CO. —
Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the notes. Any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads, as determined by the market for taking that credit risk, is likely to adversely affect the value of the notes. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the notes and you could lose your entire investment.
• AS A FINANCE SUBSIDIARY, JPMORGAN FINANCIAL HAS NO INDEPENDENT OPERATIONS AND HAS LIMITED ASSETS
—
As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities and the collection of intercompany obligations. Aside from the initial capital contribution from JPMorgan Chase &
Co., substantially all of our assets relate to obligations of JPMorgan Chase & Co. to make payments under loans made by us to
JPMorgan Chase & Co. or under other intercompany agreements. As a result, we are dependent upon payments from JPMorgan
Chase & Co. to meet our obligations under the notes. We are not a key operating subsidiary of JPMorgan Chase & Co. and in a bankruptcy or resolution of JPMorgan Chase & Co. we are not expected to have sufficient resources to meet our obligations in respect of the notes as they come due. If JPMorgan Chase & Co. does not make payments to us and we are unable to make payments on the notes, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co. For more information, see the accompanying prospectus addendum.
• THE APPRECIATION POTENTIAL OF THE NOTES IS LIMITED TO THE SUM OF ANY CONTINGENT INTEREST PAYMENTS
THAT MAY BE PAID OVER THE TERM OF THE NOTES,
regardless of any appreciation of any Reference Stock, which may be significant. You will not participate in any appreciation of any
Reference Stock.
• YOU ARE EXPOSED TO THE RISK OF DECLINE IN THE PRICE OF ONE SHARE OF EACH REFERENCE STOCK —
Payments on the notes are not linked to a basket composed of the Reference Stocks and are contingent upon the performance of each individual Reference Stock. Poor performance by any of the Reference Stocks over the term of the notes may result in the notes not being automatically called on the Autocall Review Date, may negatively affect whether you will receive a Contingent
Interest Payment on any Interest Payment Date and your payment at maturity and will not be offset or mitigated by positive performance by any other Reference Stock.
• YOUR PAYMENT AT MATURITY WILL BE DETERMINED BY THE LEAST PERFORMING REFERENCE STOCK.
• THE BENEFIT PROVIDED BY THE TRIGGER VALUE MAY TERMINATE ON THE FINAL REVIEW DATE —
If the Final Value of any Reference Stock is less than its Trigger Value and the notes have not been automatically called, the benefit provided by the Trigger Value will terminate and you will be fully exposed to any depreciation of the Least Performing
Reference Stock.
• THE AUTOMATIC CALL FEATURE MAY FORCE A POTENTIAL EARLY EXIT —
If your notes are automatically called, the term of the notes may be reduced to as short as approximately three months and you will not receive any Contingent Interest Payments after the Call Settlement Date. There is no guarantee that you would be able to reinvest the proceeds from an investment in the notes at a comparable return and/or with a comparable interest rate for a similar level of risk. Even in cases where the notes are called before maturity, you are not entitled to any fees and commissions described on the front cover of this pricing supplement.

PS-8 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the Class A Common Stock of AppLovin Corporation, the Common Stock of
Advanced Micro Devices, Inc. and the Common Stock of Schlumberger
N.V. (Schlumberger Limited)
• YOU WILL NOT RECEIVE DIVIDENDS ON ANY REFERENCE STOCK OR HAVE ANY RIGHTS WITH RESPECT TO ANY
REFERENCE STOCK.
• THE RISK OF THE CLOSING PRICE OF ONE SHARE OF A REFERENCE STOCK FALLING BELOW ITS INTEREST
BARRIER OR TRIGGER VALUE IS GREATER IF THE PRICE OF ONE SHARE OF THAT REFERENCE STOCK IS VOLATILE.
• LACK OF LIQUIDITY —
The notes will not be listed on any securities exchange. Accordingly, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which JPMS is willing to buy the notes. You may not be able to sell your notes. The notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your notes to maturity.
• THE FINAL TERMS AND VALUATION OF THE NOTES WILL BE PROVIDED IN THE PRICING SUPPLEMENT —
You should consider your potential investment in the notes based on the minimums for the estimated value of the notes and the
Contingent Interest Rate.
Risks Relating to Conflicts of Interest
• POTENTIAL CONFLICTS —
We and our affiliates play a variety of roles in connection with the notes. In performing these duties, our and JPMorgan Chase &
Co.’s economic interests are potentially adverse to your interests as an investor in the notes. It is possible that hedging or trading activities of ours or our affiliates in connection with the notes could result in substantial returns for us or our affiliates while the value of the notes declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement.
Risks Relating to the Estimated Value and Secondary Market Prices of the Notes
• THE ESTIMATED VALUE OF THE NOTES WILL BE LOWER THAN THE ORIGINAL ISSUE PRICE (PRICE TO PUBLIC) OF
THE NOTES —
The estimated value of the notes is only an estimate determined by reference to several factors. The original issue price of the notes will exceed the estimated value of the notes because costs associated with selling, structuring and hedging the notes are included in the original issue price of the notes. These costs include the selling commissions, if any, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes and the estimated cost of hedging our obligations under the notes. See “The Estimated Value of the Notes” in this pricing supplement.
• THE ESTIMATED VALUE OF THE NOTES DOES NOT REPRESENT FUTURE VALUES OF THE NOTES AND MAY DIFFER
FROM OTHERS’ ESTIMATES —
See “The Estimated Value of the Notes” in this pricing supplement.
• THE ESTIMATED VALUE OF THE NOTES IS DERIVED BY REFERENCE TO AN INTERNAL FUNDING RATE —
The internal funding rate used in the determination of the estimated value of the notes may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the notes. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the notes and any secondary market prices of the notes. See “The Estimated Value of the Notes” in this pricing supplement.
• THE VALUE OF THE NOTES AS PUBLISHED BY JPMS (AND WHICH MAY BE REFLECTED ON CUSTOMER ACCOUNT
STATEMENTS) MAY BE HIGHER THAN THE THEN-CURRENT ESTIMATED VALUE OF THE NOTES FOR A LIMITED TIME
PERIOD —
We generally expect that some of the costs included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of your notes by JPMS in an amount that will decline to zero over an initial predetermined period.
See “Secondary Market Prices of the Notes” in this pricing supplement for additional information relating to this initial period.
Accordingly, the estimated value of your notes during this initial period may be lower than the value of the notes as published by
JPMS (and which may be shown on your customer account statements).

PS-9 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the Class A Common Stock of AppLovin Corporation, the Common Stock of
Advanced Micro Devices, Inc. and the Common Stock of Schlumberger
N.V. (Schlumberger Limited)
• SECONDARY MARKET PRICES OF THE NOTES WILL LIKELY BE LOWER THAN THE ORIGINAL ISSUE PRICE OF THE
NOTES —
Any secondary market prices of the notes will likely be lower than the original issue price of the notes because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude selling commissions, if any, projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the notes. As a result, the price, if any, at which JPMS will be willing to buy the notes from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the Maturity Date could result in a substantial loss to you.
• SECONDARY MARKET PRICES OF THE NOTES WILL BE IMPACTED BY MANY ECONOMIC AND MARKET FACTORS —
The secondary market price of the notes during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, if any, projected hedging profits, if any, estimated hedging costs and the prices of one share of the Reference Stocks. Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the notes, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the notes, if any, at which JPMS may be willing to purchase your notes in the secondary market. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — Secondary
market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement.
Risks Relating to the Reference Stocks
• NO AFFILIATION WITH ANY REFERENCE STOCK ISSUER —
We have not independently verified any of the information about any Reference Stock issuer contained in this pricing supplement.
You should undertake your own investigation into each Reference Stock and its issuer. We are not responsible for any Reference
Stock issuer’s public disclosure of information, whether contained in SEC filings or otherwise.
• LIMITED TRADING HISTORY WITH RESPECT TO THE CLASS A COMMON STOCK OF APPLOVIN CORPORATION —
The Class A common stock of AppLovin Corporation commenced trading on The Nasdaq Stock Market on April 15, 2021 and therefore has limited historical performance. Accordingly, historical information for this Reference Stock is available only since that date. Past performance should not be considered indicative of future performance.
• RISKS ASSOCIATED WITH NON-U.S. COMPANIES WITH RESPECT TO THE COMMON STOCK OF SCHLUMBERGER N.V.
(SCHLUMBERGER LIMITED) —
The common stock of Schlumberger N.V. (Schlumberger Limited) has been issued by a non-U.S. company. Investments in securities linked to the value of such non-U.S. equity securities involve risks associated with the home countries of the issuers of those non-U.S. equity securities.
• THE ANTI-DILUTION PROTECTION FOR EACH REFERENCE STOCK IS LIMITED AND MAY BE DISCRETIONARY —
The calculation agent will not make an adjustment in response to all events that could affect a Reference Stock. The calculation agent may make adjustments in response to events that are not described in the accompanying product supplement to account for any diluting or concentrative effect, but the calculation agent is under no obligation to do so or to consider your interests as a holder of the notes in making these determinations.

PS-10 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the Class A Common Stock of AppLovin Corporation, the Common Stock of
Advanced Micro Devices, Inc. and the Common Stock of Schlumberger
N.V. (Schlumberger Limited)
The Reference Stocks
All information contained herein on the Reference Stocks and on the Reference Stock issuers is derived from publicly available sources, without independent verification. Each Reference Stock is registered under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, and is listed on the exchange provided in the table below, which we refer to as the relevant exchange for purposes of that Reference Stock in the accompanying product supplement. Information provided to or filed with the SEC by a Reference Stock issuer pursuant to the Exchange Act can be located by reference to the SEC file number provided in the table below, and can be accessed through www.sec.gov. We do not make any representation that these publicly available documents are accurate or complete. We obtained the closing prices below from the Bloomberg Professional® service (“Bloomberg”), without independent verification.
Reference Stock
Bloomberg
Ticker Symbol
Relevant Exchange
SEC File
Number
Closing Price on August
28, 2025
Class A common stock of AppLovin Corporation,
par value $0.00003 per share
APP
The Nasdaq Stock
Market
001-40325
$483.75
Common stock of Advanced Micro Devices, Inc.,
par value $0.01 per share
AMD
The Nasdaq Stock
Market
001-07882
$168.58
Common stock of Schlumberger N.V.
(Schlumberger Limited), par value $0.01 per
share
SLB
New York Stock
Exchange
001-04601
$36.48
According to publicly available filings of the relevant Reference Stock issuer with the SEC:
• AppLovin Corporation provides end-to-end artificial intelligence-powered advertising solutions for businesses and also operates a portfolio of owned mobile apps.
• Advanced Micro Devices, Inc. is a semiconductor company, primarily offering server microprocessors (CPUs), graphics processing units (GPUs), accelerated processing units (APUs), data processing units, Field Programmable Gate Arrays
(FPGAs), Smart Network Interface Cards (SmartNICs), Artificial Intelligence (AI) accelerators and Adaptive System-on-Chip
(SoC) products for data centers; CPUs, APUs and chipsets for desktop, notebook and handheld personal computers; discrete
GPUs and semi-custom SoC products and development services; and embedded CPUs, GPUs, APUs, FPGAs, Systems on
Modules (SOMs) and Adaptive SoC products. From time to time, Advanced Micro Devices, Inc. may also sell or license portions of its intellectual property portfolio.
• Schlumberger N.V. (Schlumberger Limited), a Curaçao company, is a technology company serving the energy industry that is organized under four divisions: Digital & Integration; Reservoir Performance; Well Construction; and Production Systems.
Historical Information
The following graphs set forth the historical performance of each Reference Stock (other than the Class A common stock of AppLovin
Corporation) based on the weekly historical closing prices of one share of that Reference Stock from January 3, 2020 through August
22, 2025 and the historical performance of the Class A common stock of AppLovin Corporation based on the weekly historical closing prices of one share of that Reference Stock from April 16, 2021 through August 22, 2025. The Class A common stock of AppLovin
Corporation commenced trading on The Nasdaq Stock Market on April 15, 2021 and therefore has limited historical performance. The closing prices above and below may have been adjusted by Bloomberg for corporate actions, such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.
The historical closing prices of one share of each Reference Stock should not be taken as an indication of future performance, and no assurance can be given as to the closing price of one share of any Reference Stock on the Pricing Date, any Interest Review Date or
the Autocall Review Date. There can be no assurance that the performance of the Reference Stocks will result in the return of any of your principal amount or the payment of any interest.

PS-11 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the Class A Common Stock of AppLovin Corporation, the Common Stock of
Advanced Micro Devices, Inc. and the Common Stock of Schlumberger
N.V. (Schlumberger Limited)

PS-12 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the Class A Common Stock of AppLovin Corporation, the Common Stock of
Advanced Micro Devices, Inc. and the Common Stock of Schlumberger
N.V. (Schlumberger Limited)
Tax Treatment
You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 4-I. In determining our reporting responsibilities we intend to treat (i) the notes for U.S. federal income tax purposes as prepaid forward contracts with associated contingent coupons and (ii) any Contingent Interest Payments as ordinary income, as described in the section entitled “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes
Treated as Prepaid Forward Contracts with Associated Contingent Coupons” in the accompanying product supplement. Based on the advice of Davis Polk & Wardwell LLP, our special tax counsel, we believe that this is a reasonable treatment, but that there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the notes could be materially affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the notes, possibly with retroactive effect. The discussions above and in the accompanying product supplement do not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the
Code. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the notes, including possible alternative treatments and the issues presented by the notice described above.
Non-U.S. Holders — Tax Considerations. The U.S. federal income tax treatment of Contingent Interest Payments is uncertain, and although we believe it is reasonable to take a position that Contingent Interest Payments are not subject to U.S. withholding tax (at least if an applicable Form W-8 is provided), it is expected that withholding agents will (and we, if we are the withholding agent, intend to)
withhold on any Contingent Interest Payment paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the notes must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the notes, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.
Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable
Treasury regulations. Additionally, a recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January
1, 2027 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on certain determinations made by us, we expect that Section 871(m) will not apply to the notes with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If necessary, further information regarding the potential application of Section 871(m) will be provided in the pricing supplement for the notes. You should consult your tax adviser regarding the potential application of Section 871(m) to the notes.
In the event of any withholding on the notes, we will not be required to pay any additional amounts with respect to amounts so withheld.
The Estimated Value of the Notes
The estimated value of the notes set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the notes, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the notes. The estimated value of the notes does not represent a minimum price at which JPMS would be willing to buy your notes in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the notes may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the notes. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the notes and any secondary market prices of the notes. For additional information, see “Selected Risk Considerations — Risks Relating to the Estimated Value and

PS-13 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the Class A Common Stock of AppLovin Corporation, the Common Stock of
Advanced Micro Devices, Inc. and the Common Stock of Schlumberger
N.V. (Schlumberger Limited)
Secondary Market Prices of the Notes — The Estimated Value of the Notes Is Derived by Reference to an Internal Funding Rate” in this pricing supplement.
The value of the derivative or derivatives underlying the economic terms of the notes is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the notes is determined when the terms of the notes are set based on market conditions and other relevant factors and assumptions existing at that time.
The estimated value of the notes does not represent future values of the notes and may differ from others’ estimates. Different pricing models and assumptions could provide valuations for the notes that are greater than or less than the estimated value of the notes. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the notes could change significantly based on, among other things, changes in market conditions, our or
JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy notes from you in secondary market transactions.
The estimated value of the notes will be lower than the original issue price of the notes because costs associated with selling, structuring and hedging the notes are included in the original issue price of the notes. These costs include the selling commissions, if any, paid to JPMS and other affiliated or unaffiliated dealers, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes and the estimated cost of hedging our obligations under the notes.
Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the notes sold to brokerage accounts may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See “Selected Risk Considerations — Risks Relating to the Estimated Value and
Secondary Market Prices of the Notes — The Estimated Value of the Notes Will Be Lower Than the Original Issue Price (Price to
Public) of the Notes” in this pricing supplement.
Secondary Market Prices of the Notes
For information about factors that will impact any secondary market prices of the notes, see “Risk Factors — Risks Relating to the
Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement. In addition, we generally expect that some of the costs included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of your notes by
JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, if any, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. This initial predetermined time period is intended to be the shorter of six months and one-half of the stated term of the notes. The length of any such initial period reflects the structure of the notes, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the notes and when these costs are incurred, as determined by our affiliates. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices
of the Notes — The Value of the Notes as Published by JPMS (and Which May Be Reflected on Customer Account Statements) May
Be Higher Than the Then-Current Estimated Value of the Notes for a Limited Time Period” in this pricing supplement.
Supplemental Use of Proceeds
The notes are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the notes. See “How the Notes Work” and “Hypothetical Payout Examples” in this pricing supplement for an illustration of the risk-return profile of the notes and “The Reference Stocks” in this pricing supplement for a description of the market exposure provided by the notes.
The original issue price of the notes is equal to the estimated value of the notes plus the selling commissions, if any, paid to JPMS and other affiliated or unaffiliated dealers, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes, plus the estimated cost of hedging our obligations under the notes.
Supplemental Plan of Distribution
With respect to notes sold to certain fee-based advisory accounts for which an affiliated or unaffiliated broker-dealer is an investment adviser, the price to the public will not be lower than $990.00 per $1,000 principal amount note. JPMS and these broker-dealers will

PS-14 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the Class A Common Stock of AppLovin Corporation, the Common Stock of
Advanced Micro Devices, Inc. and the Common Stock of Schlumberger
N.V. (Schlumberger Limited)
forgo any selling commissions related to these sales. See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.
With respect to notes sold to brokerage accounts, JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to other affiliated or unaffiliated dealers. In no event will these selling commissions exceed $10.00 per $1,000 principal amount note. See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.
Additional Terms Specific to the Notes
You may revoke your offer to purchase the notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the notes prior to their issuance. In the event of any changes to the terms of the notes, we will notify you and you will be asked to accept such changes in connection with your purchase.
You may also choose to reject such changes, in which case we may reject your offer to purchase.
You should read this pricing supplement together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these notes are a part, the accompanying prospectus addendum and the more detailed information contained in the accompanying product supplement. This pricing supplement, together with the documents listed below, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement and in Annex A to the accompanying prospectus addendum, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.
You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):
• Product supplement no. 4-I dated April 13, 2023:
http://www.sec.gov/Archives/edgar/data/19617/000121390023029539/ea152803_424b2.pdf
• Prospectus supplement and prospectus, each dated April 13, 2023:
http://www.sec.gov/Archives/edgar/data/19617/000095010323005751/crt_dp192097-424b2.pdf
• Prospectus addendum dated June 3, 2024:
http://www.sec.gov/Archives/edgar/data/1665650/000095010324007599/dp211753_424b3.htm
Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617. As used in this pricing supplement, “we,” “us” and “our” refer to JPMorgan Financial.